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Denise Denk

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PSEG SHAREHOLDERS APPROVE MERGER WITH EXELON

At Annual Meeting, PSEG chairman outlines “real and substantial” merger benefits

E. James Ferland also reaffirms PSE&G’s ongoing presence and commitment to providing low-cost, reliable energy to its New Jersey customers

(July 19, 2005 – Newark, NJ) -- PSEG announced today that its shareholders have overwhelmingly approved merging the company with Exelon Corporation. The announcement of the vote tally came at PSEG’s annual meeting held at the New Jersey Performing Arts Center in Newark, NJ. Ninety-seven percent of the votes cast – totaling 157 million shares (out of 161.6 million shares cast) -- were in favor of the merger. Exelon’s shareholders will take action on the merger at its annual meeting this Friday in Philadelphia.

At the meeting, E. James Ferland, chairman and CEO of PSEG, outlined the benefits the merger would bring for customers, shareholders, employees and New Jersey communities and delineated the common vision of excellence the two companies share.

“The values of these companies are very similar. Exelon is a company with a similar view of the industry, a service territory very much like ours and comparable operational and community values and commitments. They share our longstanding commitment to employees and their safety, dedication to providing low-cost reliable energy for our customers and continuing their strong industry-leading environmental stewardship.”

Ferland added: “I have no doubt that PSEG could have continued to provide its great service to our customers on its own, but we now have the opportunity – an outstanding opportunity – to create an even stronger business through our planned merger with Exelon. The new company’s commitments to customers and communities will remain as strong as ever – in Newark, across the state of New Jersey and in other locations where we operate.”

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He continued: “I want to emphasize that PSE&G – our New Jersey utility – is not going away. It will maintain the same strong presence in the Garden State it always has – with the same dedication to caring, responsive service for our customers and support for the people and neighborhoods we serve.”

Ferland said PSEG evaluated the merger on its ability to deliver benefits to all its stakeholders – including its customers. He said these broad benefits include:

•	Substantial cost savings – shared between customers and shareholders
•	Combined experience and resources to achieve ongoing improvements in safe reliable and low-cost customer service;
•	Improved nuclear operations;
•	Better balance and risk diversification;
•	Greater financial strength and flexibility;
•	Greater opportunities for employees.

In his remarks, Ferland expanded on these benefits. “Utility customers, as well as shareholders, stand to benefit from the substantial cost savings achieved as a result of the merger. We will create savings by combining administrative functions and operations areas, sharing technology and applying best practices. This will help keep utility service safe and reliable and as low-cost as possible, and contribute more generally to improved operations.”

Ferland also emphasized that he expects many areas of the company will benefit from the deeper combined experience and resources of the merged company. “Blending strengths will enable us to operate more efficiently. It will provide a stronger base for continued investments in energy infrastructure – including our ongoing major investments right here in New Jersey.”

Ferland also reiterated that the skills that PSEG has in such areas as transmission and distribution operations and energy auctions, make for a particularly good complementary match with Exelon’s nuclear capabilities. “Exelon has an excellent record as the nation’s largest operator of nuclear power plants.” Through an operating services agreement, Exelon has begun to apply its well-regarded management model at PSEG’s Hope Creek and Salem nuclear stations in southern New Jersey. “As the stations continue to improve, they will make a greater contribution to earnings. Consumers in this region will also benefit from more abundant, clean and low-cost nuclear energy,” added Ferland.

Ferland pointed out that shareholders – including tens of thousands of New Jersey shareholders -- have already benefited by the appreciation in market value of PSEG common stock since the merger was announced. PSEG stock has recently achieved new highs and has gained more than 40 percent since the merger announcement. Exelon’s stock price has also improved substantially, a sign of investors’ favorable view of the merger, he noted.

In addition to the PSEG shareholder action received today, the merger has been approved by the Federal Energy Regulatory Commission (FERC) and is currently being reviewed by various other regulatory agencies including the New Jersey Board of Public Utilities. “Based on the

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current regulatory schedule, we hope to complete the merger in the first or second quarter of 2006. There is also the possibility that these proceedings could be settled earlier, allowing for an earlier close. While it is impossible to predict exactly how long it will take, we are confident of a positive outcome.”

Earnings expectations of $3.15 to $3.35 per share from continuing operations for the year were reaffirmed.  Ferland indicated that costs associated with the merger could reduce 2005 results by as much as 10-15 cents per share and are not reflected in the current guidance.  “We didn’t anticipate these costs when we developed our guidance last fall, but we’re committed to providing the necessary resources to ensure the proposed merger with Exelon is achieved in a timely manner,” Ferland said.

Exelon Electric & Gas will be the largest electric company in the United States with more than 7 million electric customers in Pennsylvania, Illinois and New Jersey, as well as more than 2 million gas customers in Pennsylvania and New Jersey.

A complete text of Ferland’s remarks and additional information on the merger and PSEG can be found on the company’s website pseg.com.

Corporate Profiles

PSEG is a major integrated energy and generation company with more than $10 billion in annual revenues. It serves about 2 million electric and 1.6 million gas customers in New Jersey. The company operates a large fleet of generating stations with diverse fuel and dispatch characteristics, largely in the PJM interchange. PSEG is headquartered in Newark, New Jersey and trades on the NYSE under the ticker PEG. For more information, visit our website at www.pseg.com.

Exelon is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $14 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and gas to more than 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC. For more information, visit the company’s website at www.exeloncorp.com.

Additional Information

This communication is not a solicitation of a proxy from any security holder of Exelon or PSEG. Exelon has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (Registration No. 333-122704) that contains the definitive joint proxy statement/prospectus that has been mailed by PSEG and Exelon to their respective security holders in connection with the proposed merger of Exelon and PSEG. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EXELON, PSEG AND THE PROPOSED MERGER. Investors and security holders are able to obtain these materials and other documents filed with the SEC free of charge at the SEC's website, http://www.sec.gov. In addition, a copy of the definitive joint proxy statement/prospectus may be obtained free of charge from Exelon Corporation, Shareholder Services, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398, or from Public Service Enterprise Group Incorporated, Investor Relations, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171.

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The respective directors and executive officers of Exelon and PSEG and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon's and PSEG's directors and executive officers and other participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, for example, statements regarding benefits of the proposed merger, integration plans, and expected synergies, anticipated future financial and operating performance and results, including estimates for growth. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. A discussion of some of these risks and uncertainties, as well as other risks associated with the merger, is included in the definitive joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4, including PSEG's and Exelon's respective 2004 Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PSEG undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

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